Exhibit 99.1

CONTACTS:	Investors	Media
	Robin Washington (650) 522-5688	Amy Flood (650) 522-5643

Susan Hubbard (650) 522-5715

For Immediate Release

GILEAD SCIENCES ANNOUNCES SECOND QUARTER 2011 FINANCIAL RESULTS

- Product Sales Surpass $2.00 Billion Mark -

- Total Revenues Achieve New Record of $2.14 Billion -

- Second Quarter Non-GAAP EPS of $1.00 -

Foster City, CA, July 26, 2011 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the quarter ended June 30, 2011. Total revenues for the second quarter of 2011 were $2.14 billion, up 11 percent compared to total revenues of $1.93 billion for the second quarter of 2010. Net income for the second quarter of 2011 was $746.2 million, or $0.93 per diluted share, compared to net income for the second quarter of 2010 of $712.1 million, or $0.79 per diluted share. Non-GAAP net income for the second quarter of 2011, which excludes after-tax acquisition-related, restructuring and stock-based compensation expenses, was $797.7 million, or $1.00 per diluted share, compared to non-GAAP net income for the second quarter of 2010 of $760.7 million, or $0.85 per diluted share.

Product Sales

Product sales increased 13 percent to $2.04 billion for the second quarter of 2011, compared to $1.81 billion in the second quarter of 2010. This increase in sales was driven primarily by Gilead’s antiviral franchise, due to strong growth in sales of Atripla® (efavirenz 600 mg/ emtricitabine 200 mg/ tenofovir disoproxil fumarate 300 mg) and Truvada® (emtricitabine 200 mg/tenofovir disoproxil fumarate 300 mg).

Antiviral Franchise

Antiviral product sales increased 11 percent to $1.76 billion in the second quarter of 2011, up from $1.59 billion for the same quarter of 2010.

•	Atripla

Sales of Atripla for the treatment of HIV infection increased 15 percent to $822.0 million for the second quarter of 2011, up from $715.8 million in the second quarter of 2010, driven primarily by sales volume growth in the United States and Europe.

•	Truvada

Sales of Truvada for the treatment of HIV infection increased 11 percent to $711.3 million for the second quarter of 2011, up from $641.7 million in the second quarter of 2010, driven primarily by sales volume growth in Europe and the United States.

•	Viread

Sales of Viread® (tenofovir disoproxil fumarate) for the treatment of HIV infection and chronic hepatitis B increased 5 percent to $185.7 million for the second quarter of 2011, up from $176.2 million in the second quarter of 2010, due primarily to sales volume growth in Europe and the United States partially offset by lower sales in Latin America.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone 650 574 3000 facsimile 650 578 9264

July 26, 2011	Page 2

Letairis

Sales of Letairis® (ambrisentan) for the treatment of pulmonary arterial hypertension increased 22 percent to $73.6 million for the second quarter of 2011, up from $60.3 million for the second quarter of 2010, driven primarily by sales volume growth.

Ranexa

Sales of Ranexa® (ranolazine) for the treatment of chronic angina increased 42 percent to $86.1 million for the second quarter of 2011, up from $60.5 million for the second quarter of 2010, driven primarily by sales volume growth.

Other Products

Sales of other products were $160.9 million for the second quarter of 2011 compared to $151.6 million for the second quarter of 2010 and included AmBisome® (amphotericin B) liposome for injection for the treatment of severe fungal infections, Hepsera® (adefovir dipivoxil) for the treatment of chronic hepatitis B, Emtriva® (emtricitabine) for the treatment of HIV infection and Cayston® (aztreonam for inhalation solution) for the improvement of respiratory symptoms in cystic fibrosis patients with Pseudomonas aeruginosa (P. aeruginosa). The increase in sales of other products was due primarily to sales volume growth of AmBisome in Europe and Latin America and Cayston in the United States. Sales of Cayston were $21.5 million for the second quarter of 2011, up from $10.5 million in the same quarter of 2010.

Royalty, Contract and Other Revenues

Royalty, contract and other revenues from collaborations were $97.7 million in the second quarter of 2011, down 19 percent from $121.2 million in the second quarter of 2010. This decrease was due to lower Tamiflu royalties from F. Hoffmann-La Roche Ltd of $50.6 million in the second quarter of 2011, compared to Tamiflu royalties of $83.8 million in the second quarter of 2010 as pandemic planning initiatives worldwide have declined.

Research and Development

Research and development (R&D) expenses in the second quarter of 2011 were $282.4 million, compared to $231.1 million for the second quarter of 2010. Non-GAAP R&D expenses for the second quarter of 2011, which exclude acquisition-related, restructuring and stock-based compensation expenses, were $262.6 million, compared to $207.4 million for the second quarter of 2010. The increase in non-GAAP R&D expenses was due primarily to increased clinical activities and expenses associated with acquisitions, collaborations and the ongoing growth of Gilead’s business.

Selling, General and Administrative

Selling, general and administrative (SG&A) expenses in the second quarter of 2011 were $304.3 million, compared to $248.0 million for the second quarter of 2010. Non-GAAP SG&A expenses for the second quarter of 2011, which exclude acquisition-related, restructuring and stock-based compensation expenses, were $276.4 million, compared to $223.5 million for the second quarter of 2010. The increase in non-GAAP SG&A expenses was driven primarily by the impact of the pharmaceutical excise tax resulting from U.S. healthcare reform and increased expenses associated with the ongoing growth of Gilead’s business.

Net Foreign Currency Exchange Impact

The net foreign currency exchange impact on second quarter 2011 revenues and pre-tax earnings, which includes revenues and expenses generated from outside the United States, was a favorable $27.3 million and $9.7 million, respectively, compared to the second quarter of 2010.

Cash, Cash Equivalents and Marketable Securities

As of June 30, 2011, Gilead had cash, cash equivalents and marketable securities of $5.50 billion compared to $5.32 billion as of December 31, 2010. Gilead generated $1.76 billion of operating cash flow for the first six months of 2011 including $943.3 million in the second quarter of 2011.

Corporate Highlights

In April, Gilead announced the appointment of Muzammil M. Mansuri, PhD, to Senior Vice President, Research and Development Strategy and Corporate Development.

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July 26, 2011	Page 3

In May, Gilead announced that it had extended its funding support for the Gilead Sciences Research Centre at the Institute of Organic Chemistry and Biochemistry (IOCB) of the Academy of Sciences of the Czech Republic for an additional five years. Gilead will provide a $1.15 million annual donation to IOCB in order to continue to fund the Research Centre’s operations and ongoing research efforts. Gilead has the first option to license inventions that result from the Research Centre’s scientific programs and drug discovery efforts.

Under the company’s $5.00 billion stock repurchase program authorized in May 2010, Gilead has repurchased approximately $4.29 billion in common stock through June 30, 2011. Total purchase activity was $723.9 million in common stock for the second quarter of 2011.

Product and Pipeline Update

Antiviral Franchise

In June, Gilead announced that it had entered into a license agreement with Tibotec Pharmaceuticals (Tibotec) for the development and commercialization of a new fixed-dose antiretroviral combination product containing Gilead’s investigational agent cobicistat and Tibotec’s protease inhibitor Prezista® (darunavir). In addition, the companies are also negotiating terms for the development and commercialization of a future single-tablet regimen (STR) combining Prezista with Emtriva and the investigational agents GS 7340 and cobicistat. The agreement to develop the fixed-dose combination of cobicistat and Prezista is contingent upon the signing of the agreement to develop the Emtriva, GS 7340, cobicistat and Prezista STR.

Respiratory Franchise

In April, Gilead and MicroDose Therapeutx (MicroDose) announced that the companies had entered into an exclusive worldwide license and collaboration agreement for the development and commercialization of MDT-637, MicroDose’s inhalable small molecule antiviral fusion inhibitor for the treatment of respiratory syncytial virus.

Conference Call

At 5:00 p.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss results from its second quarter 2011 as well as provide a general business update. To access the webcast live via the internet, please connect to the company’s website at www.gilead.com 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-800-299-7089 (U.S.) or 1-617-801-9714 (international) and dial the participant passcode 36874698 to access the call.

A replay of the webcast will be archived on the company’s website for one year, and a phone replay will be available approximately two hours following the call through July 29, 2011. To access the phone replay, please call 1-888-286-8010 (U.S.) or 1-617-801-6888 (international) and dial the participant passcode 45716316.

About Gilead

Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. Gilead’s mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North America, Europe and Asia Pacific.

Non-GAAP Financial Information

Gilead has presented certain financial information in accordance with GAAP and also on a non-GAAP basis for the three and six months ended June 30, 2011 and 2010. Management believes this non-GAAP information is useful for investors, taken in conjunction with Gilead’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under U.S. GAAP. A reconciliation between GAAP and non-GAAP financial information is provided in the table on page 6.

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July 26, 2011	Page 4

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead’s ability to achieve its anticipated full year 2011 financial results, including the possibility that its full year 2011 guidance may be revised at a later date; Gilead’s ability to sustain growth in revenues for its antiviral, cardiovascular and respiratory franchises; unpredictable variability of Tamiflu royalties and the strong relationship between this royalty revenue and global pandemic planning and supply; the availability of funding for state ADAPs and their ability to purchase at levels to support the number of patients that rely on ADAPs; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead’s earnings; Gilead’s ability to submit NDAs for new product candidates in the timelines currently anticipated; Gilead’s ability to receive regulatory approvals in a timely manner or at all, for new and current products, including cobicistat and GS 7340; Gilead’s ability to successfully commercialize its products; Gilead’s ability to successfully develop its respiratory, cardiovascular and oncology franchises; safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates, including the clinical studies evaluating cobicistat and GS 7340; initiating and completing clinical trials may take longer or cost more than expected, including the clinical studies evaluating cobicistat and GS 7340; the potential for additional austerity measures in European countries that may increase the amount of discount required on Gilead’s products; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead’s future revenues and pre-tax earnings; Gilead’s ability to complete the current $5.00 billion share repurchase program and commence purchases under the additional $5.00 billion share repurchase program due to changes in its stock price, corporate or other market conditions; risks that the funding of the Gilead Sciences Research Center at IOCB will not lead to the discovery of any potential product candidates; risks that Gilead will not sign an agreement to develop the Emtriva, GS 7340, cobicistat and Prezista STR and as a result, the parties will not develop the fixed-dose combination of cobicistat and Prezista; risks that the development and commercialization of cobicistat and Prezista will not be successful; risks that the collaboration with MicroDose will not lead to the commercialization of MDT-637; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market-specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its Annual Report on Form 10-K for the year ended December 31, 2010 and other subsequent disclosure documents filed with the Securities and Exchange Commission and press releases. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.

# # #

Truvada, Viread, Hepsera, Emtriva, AmBisome, Letairis, Cayston and Ranexa are

registered trademarks of Gilead Sciences, Inc.

Atripla is a registered trademark of Bristol-Myers Squibb & Gilead Sciences, LLC.

Tamiflu is a registered trademark of F. Hoffmann-La Roche Ltd.

Prezista is a registered trademark of Tibotec, Inc.

For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

July 26, 2011	Page 5

GILEAD SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Product sales	$2,039,588	$1,806,061	$3,903,166	$3,594,124
Royalty, contract and other revenues	97,665	121,163	160,181	418,953

Total revenues	2,137,253	1,927,224	4,063,347	4,013,077

Costs and expenses:
Cost of goods sold	533,863	455,525	1,007,974	895,955
Research and development	282,403	231,066	536,849	449,730
Selling, general and administrative	304,269	248,006	599,837	513,624

Total costs and expenses	1,120,535	934,597	2,144,660	1,859,309

Income from operations	1,016,718	992,627	1,918,687	2,153,768

Interest and other income, net	11,978	18,285	25,810	33,930
Interest expense	(46,107)	(17,764)	(87,323)	(34,719)

Income before provision for income taxes	982,589	993,148	1,857,174	2,152,979
Provision for income taxes	240,130	284,021	467,412	591,758

Net income	742,459	709,127	1,389,762	1,561,221
Net loss attributable to noncontrolling interest	3,768	2,934	7,606	5,741

Net income attributable to Gilead	$746,227	$712,061	$1,397,368	$1,566,962

Net income per share attributable to Gilead common stockholders - basic	$0.95	$0.81	$1.77	$1.76

Net income per share attributable to Gilead common stockholders - diluted	$0.93	$0.79	$1.73	$1.71

Shares used in per share calculation - basic	784,807	881,802	790,430	891,649

Shares used in per share calculation - diluted	800,800	898,753	806,462	913,819

July 26, 2011	Page 6

GILEAD SCIENCES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(unaudited)

(in thousands, except percentages and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Cost of goods sold reconciliation:
GAAP cost of goods sold	$533,863	$455,525	$1,007,974	$895,955
Acquisition-related amortization of inventory mark-up	-	(2,042)	-	(7,020)
Acquisition-related amortization of purchased intangibles	(17,408)	(14,981)	(34,815)	(29,965)
Stock-based compensation expenses	(2,887)	(2,967)	(5,531)	(5,820)

Non-GAAP cost of goods sold	$513,568	$435,535	$967,628	$853,150

Product gross margin reconciliation:
GAAP product gross margin	73.9%	74.8%	74.2%	75.1%
Acquisition-related amortization of inventory mark-up	-	0.1%	-	0.2%
Acquisition-related amortization of purchased intangibles	0.9%	0.8%	0.9%	0.8%
Stock-based compensation expenses	0.1%	0.2%	0.1%	0.2%

Non-GAAP product gross margin (1)	74.9%	75.9%	75.3%	76.3%

Research and development expenses reconciliation:
GAAP research and development expenses	$282,403	$231,066	$536,849	$449,730
Acquisition-related transaction costs	-	-	(446)	-
Acquisition-related remeasurement of contingent consideration	418	-	418	-
Restructuring expenses	(767)	(2,130)	(554)	(4,230)
Stock-based compensation expenses	(19,420)	(21,521)	(36,140)	(41,590)

Non-GAAP research and development expenses	$262,634	$207,415	$500,127	$403,910

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$304,269	$248,006	$599,837	$513,624
Acquisition-related transaction costs	(365)	-	(743)	-
Restructuring expenses	353	(906)	(1,666)	(13,490)
Stock-based compensation expenses	(27,818)	(23,559)	(57,924)	(47,478)

Non-GAAP selling, general and administrative expenses	$276,439	$223,541	$539,504	$452,656

Operating margin reconciliation:
GAAP operating margin	47.6%	51.5%	47.2%	53.7%
Acquisition-related transaction costs	0.0%	-	0.0%	-
Acquisition-related amortization of inventory mark-up	-	0.1%	-	0.2%
Acquisition-related amortization of purchased intangibles	0.8%	0.8%	0.9%	0.7%
Acquisition-related remeasurement of contingent consideration	0.0%	0.0%	0.0%	-
Restructuring expenses	0.0%	0.2%	0.1%	0.4%
Stock-based compensation expenses	2.3%	2.5%	2.5%	2.4%

Non-GAAP operating margin (1)	50.7%	55.0%	50.6%	57.4%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$746,227	$712,061	$1,397,368	$1,566,962
Acquisition-related transaction costs	365	-	1,189	-
Acquisition-related amortization of inventory mark-up	-	1,433	-	5,090
Acquisition-related amortization of purchased intangibles	13,170	10,721	26,053	21,729
Acquisition-related remeasurement of contingent consideration	(313)	-	(313)	-
Restructuring expenses	324	2,061	1,661	12,849
Stock-based compensation expenses	37,915	34,395	74,529	68,808

Non-GAAP net income attributable to Gilead	$797,688	$760,671	$1,500,487	$1,675,438

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$0.93	$0.79	$1.73	$1.71
Acquisition-related transaction costs	0.00	-	0.00	-
Acquisition-related amortization of inventory mark-up	-	0.00	-	0.01
Acquisition-related amortization of purchased intangibles	0.02	0.01	0.03	0.02
Acquisition-related remeasurement of contingent consideration	(0.00)	-	(0.00)	-
Restructuring expenses	0.00	0.00	0.00	0.01
Stock-based compensation expenses	0.05	0.04	0.09	0.08

Non-GAAP diluted earnings per share (1)	$1.00	$0.85	$1.87	$1.84

Shares used in per share calculation (diluted) reconciliation:
GAAP shares used in per share calculation (diluted)	800,800	898,753	806,462	913,819
Share impact of current stock-based compensation guidance	(2,010)	(1,555)	(1,993)	(1,262)

Non-GAAP shares used in per share calculation (diluted)	798,790	897,198	804,469	912,557

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$20,295	$19,990	$40,346	$42,805
Research and development expenses adjustments	19,769	23,651	36,722	45,820
Selling, general and administrative expenses adjustments	27,830	24,465	60,333	60,968

Total non-GAAP adjustments before tax	67,894	68,106	137,401	149,593
Income tax effect	(16,433)	(19,496)	(34,282)	(41,117)

Total non-GAAP adjustments after tax	$51,461	$48,610	$103,119	$108,476

Note:

(1) Amounts may not sum due to rounding

July 26, 2011	Page 7

GILEAD SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2011	December 31, 2010
	(unaudited)	(Note 1)

Cash, cash equivalents and marketable securities	$5,499,312	$5,318,071
Accounts receivable, net	1,938,645	1,621,966
Inventories	1,321,615	1,203,809
Property, plant and equipment, net	721,884	701,235
Intangible assets	2,128,410	1,425,592
Other assets	1,084,274	1,321,957

Total assets	$12,694,140	$11,592,630

Current liabilities	$2,310,841	$2,464,950
Long-term liabilities	4,171,968	3,005,843
Stockholders’ equity (Note 2)	6,211,331	6,121,837

Total liabilities and stockholders’ equity	$12,694,140	$11,592,630

Notes:
(1) Derived from audited consolidated financial statements at that date.
(2) As of June 30, 2011, there were 776,405 shares of common stock issued and outstanding.

July 26, 2011	Page 8

GILEAD SCIENCES, INC.

PRODUCT SALES SUMMARY

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Antiviral products:
Atripla – U.S.	$510,237	$466,819	$973,004	$922,720
Atripla – Europe	267,153	221,149	520,210	438,697
Atripla – Other International	44,602	27,836	73,290	47,259

	821,992	715,804	1,566,504	1,408,676

Truvada – U.S.	334,064	317,522	654,177	644,339
Truvada – Europe	322,007	278,373	621,163	575,901
Truvada – Other International	55,230	45,787	109,072	79,241

	711,301	641,682	1,384,412	1,299,481

Viread – U.S.	80,228	78,787	152,708	156,794
Viread – Europe	86,123	71,004	162,135	144,147
Viread – Other International	19,366	26,381	39,269	55,917

	185,717	176,172	354,112	356,858

Hepsera – U.S.	14,765	19,470	28,639	41,035
Hepsera – Europe	20,582	28,551	42,070	61,926
Hepsera – Other International	3,309	3,313	6,043	6,497

	38,656	51,334	76,752	109,458

Emtriva – U.S.	3,914	4,135	7,816	8,379
Emtriva – Europe	1,705	1,684	3,390	3,559
Emtriva – Other International	1,113	926	2,102	1,963

	6,732	6,745	13,308	13,901

Total Antiviral products – U.S.	943,208	886,733	1,816,344	1,773,267
Total Antiviral products – Europe	697,570	600,761	1,348,968	1,224,230
Total Antiviral products – Other International	123,620	104,243	229,776	190,877

	1,764,398	1,591,737	3,395,088	3,188,374

AmBisome	88,625	78,174	167,131	155,223
Letairis	73,637	60,348	135,811	115,847
Ranexa	86,077	60,460	154,370	111,703
Other products	26,851	15,342	50,766	22,977

	275,190	214,324	508,078	405,750

Total product sales	$2,039,588	$1,806,061	$3,903,166	$3,594,124